UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 6, 2006

Williams-Sonoma, Inc.
(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109
(Address of principal executive offices)

Registrant’s telephone number, including area code       (415) 421-7900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 6, 2006, the Compensation Committee of the Board of Directors of Williams-Sonoma, Inc. (the “Company”) approved a form of restricted stock unit award agreement for use under the Company’s 2001 Long-Term Incentive Plan. A copy of the form of restricted stock unit award agreement is attached hereto as Exhibit 10.1.

Item 7.01.	Regulation FD Disclosure

On January 12, 2006, the Company issued a press release announcing the Company’s financial results for the period from October 31, 2005 to December 25, 2005 and announcing its decision to transition the merchandising strategies of its Hold Everything brand into its other existing brands. A copy of the Company’s press release is attached hereto as Exhibit 99.1. The attached exhibit is provided under Item 7.01 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(c)	List of Exhibits:

10.1	Form of Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan Restricted Stock Unit Award Agreement.

99.1	Press Release dated January 12, 2006 titled Williams-Sonoma, Inc. Announces a 12.0% Increase in 2005 Holiday Sales and Future Plans for the Hold Everything Brand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: January 12, 2006	By:	/s/ Sharon L. McCollam
Sharon L. McCollam
Executive Vice President,
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Form of Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan Restricted Stock Unit Award Agreement.

99.1	Press Release dated January 12, 2006 titled Williams-Sonoma, Inc. Announces a 12.0% Increase in 2005 Holiday Sales and Future Plans for the Hold Everything Brand.

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